Exhibit 2.5

SUN MEDIA CORPORATION

7 5/8 Senior Notes due 2013

THIRD SUPPLEMENTAL INDENTURE

Dated as of October 28, 2009

U.S. Bank National Association

Trustee

THIRD SUPPLEMENTAL INDENTURE, dated as of October 28, 2009 (this “Third Supplemental Indenture”), by and among Sun Media Corporation, a company continued under the laws of the Province of British Columbia (the “Company”), and 7258976 Canada Inc., a subsidiary of the Company incorporated under the Canada Business Corporations Act (the “Additional Subsidiary Guarantor”) and U.S. Bank National Association (as successor to National City Bank), as trustee (the “Trustee”), to the Indenture, dated as of February 7, 2003 (as supplemented by a supplemental indenture dated as of July 30, 2004 (the “First Supplemental Indenture”), by and among the Company, the persons listed as subsidiary guarantors on the signature pages to the First Supplemental Indenture, and the Trustee, as trustee, as further supplemented by a supplemental indenture dated as of November 28, 2008 (the “Second Supplemental Indenture”), by and among the Company, the person listed as subsidiary guarantor on the signature page to the Second Supplemental Indenture, and the Trustee, as trustee, the “Indenture”), by and among the Company, the persons listed as subsidiary guarantors on the signature pages to the Indenture (collectively referred to as the “Original Subsidiary Guarantors”) and the Trustee.

WHEREAS, the Company, the Original Subsidiary Guarantors and the Trustee entered into the Indenture governing the Company’s 7 5/8% Senior Notes due 2013 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Company shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, the parties hereto are desirous of supplementing the Indenture in the manner hereinafter provided for the purpose of providing a Subsidiary Guarantee by the Additional Subsidiary Guarantor in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(e) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes; and

WHEREAS, all things necessary have been done to make this Third Supplemental Indenture a valid agreement of the Company, the Additional Subsidiary Guarantor and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this Third Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. The Additional Subsidiary Guarantor hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

3. This Third Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This Third Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Third Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall prevail.

6. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Third Supplemental Indenture is executed, the provision required by said Act shall control.

7. This Third Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

8. This Third Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Third Supplemental Indenture.

9. The recitals contained in this Third Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:

SUN MEDIA CORPORATION

By: /s/ Claudine Tremblay
Name: Claudine Tremblay
Title: Vice President and Secretary

ADDITIONAL SUBSIDIARY GUARANTOR:

7258976 CANADA INC.

By: /s/ Chloe Poirier
Name: Chloe Poirier
Title: Treasurer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Holly Pattison
Name: Holly Pattison
Title: Vice President